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                                                                   EXHIBIT (10i)

                                 FIRST AMENDMENT
                                     TO THE
          RUSSELL CORPORATION NON-EMPLOYEE DIRECTORS' COMPENSATION PLAN


                  The Russell Corporation Non-Employee Directors' Compensation Plan effective August 1, 2000 (the "Plan") is hereby amended effective December 11, 2002 as follows:

                                       I.

         Section 2.3 of the Plan is hereby amended in its entirety to read as follows:

         ""Annual Option Grant" shall mean, with respect to any annual option grant made prior to December 11, 2002, that portion of the Retainer payable to an Eligible Director in Options without regard to any election pursuant to Article 7."

                                       II.

         A new Section 2.42A is hereby added to the Plan to read as follows:

         ""Stock Retainer Deferral Account" means the account or accounts maintained for an Eligible Director pursuant to Section 6.2 hereof."

                                      III.

         A new Section 2.42B is hereby added to the Plan to read as follows:

         ""Stock Retainer Deferral Date" shall mean, with respect to a Stock Retainer Deferred Share, the earlier of (i) the first anniversary of the cessation of the Eligible Director" Service as a director of the Company for any reason, or (ii) the day after the cessation of the Eligible Director" Service as a director of the Company following the attainment of his or her seventieth (70th) birthday."

                                       IV.

         A new Section 2.42C is hereby added to the Plan to read as follows:

         ""Stock Retainer Deferred Share" means a Share that is granted to an Eligible Director on a deferred basis under Section 2.37 and in accordance with Section 6.2 hereof."

                                       V.

         Section 2.37 of the Plan is hereby amended in its entirety to read as follows:

         ""Retainer" shall mean the amount payable to an Eligible Director each year for service on the Board whether payable in cash, Shares or Deferred Shares or Options as such amount may be set from time to time by the Board, which initially shall be a total of $60,000 per year in the form of (a) an Annual Fee in an amount equal to $35,000 per year and (b) (1) with respect to amounts payable before December 11, 2002, an Annual Option Grant (described in Section 6.1) which has a value of approximately $25,000 per year or


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         (2) with respect to any amounts payable on or after December 11, 2002,
         Stock Retainer Deferred Shares (described in Section 6.2) which have a value of approximately $25,000 per year. In addition, any director serving in the following positions shall receive an additional amount to be paid in cash as follows:

         (i)      Chair of the Audit Committee                         $10,000

         (ii)     Members of the Audit Committee                        $5,000

         (iii)    Lead Director                                        $5,000"

                                       VI.

         Section 5.1 of the Plan is hereby amended by adding the following parenthetical following the words "Annual Option Grant" in subpart (a):

         "(as permitted prior to December 11, 2002)"

                                      VII.

         Section 5.6 of the Plan is hereby amended by deleting the words in the parenthetical and substituting in their place the following:

         "whether from an Annual Option Grant, which was a permitted form of payment prior to December 11, 2002, or pursuant to an Eligible Director's election pursuant to Article 7"

                                      VIII.

         The following changes are hereby made to Article 6 as follows:

         (A) the heading for Article 6 is hereby renamed to "Annual Option Grants and Stock Retainer Deferred Shares";

         (B) a subheading is hereby added to Section 6.1 to read as follows:

         "Annual Option Grants."; and

         (C)      a new Section 6.2 is hereby added to read as follows:

         "6.2 Stock Retainer Deferred Shares. Each Stock Retainer Deferred Share award granted under the Plan shall be evidenced by a written agreement, which shall comply with and be subject to the following terms and conditions:

                  (a) A bookkeeping account, known as the Stock Retainer Deferral Account, shall be established for each Eligible Director. The Stock Retainer Deferral Account shall reflect the number of Stock Retainer Deferred Shares awarded to the Eligible Director in accordance with Section 2.37 hereof.

                  (b) Additional Stock Retainer Deferred Shares shall be credited to each Stock Retainer Deferral Account on each date that the Company pays a dividend on the


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                  Common Stock. The number of additional Stock Retainer Deferred
                  Shares so credited shall be determined by dividing the dividend which would be paid on the number of shares of Common Stock equal to the number of Stock Retainer Deferred Shares credited to the Eligible Director's Stock Retainer Deferral Account as of the dividend record date ("Dividend Equivalent") by an amount equal to the mean price of a share of Common
                  Stock on the New York Stock Exchange on the date which such dividend is paid to the Company's shareholders. In determining the number of Stock Retainer Deferred Shares to be credited to an Eligible Director's Stock Retainer Deferral Account in accordance with this Section 6.2(b), fractions of a Stock Retainer Deferred Share shall be computed to three decimal places.

                  (c) Shares of Common Stock underlying an award of Stock Retainer Deferred Shares shall be delivered to the Eligible Director on the Stock Retainer Deferral Date. Delivery of such Common Stock shall be made in whole shares in a single payment on such date. Any fractional share of Common Stock to which the Eligible Director is entitled as of the date of the single payment or last installment shall be paid in cash.

                  (d) Neither the Eligible Director nor any other person claiming under the Eligible Director shall have any right to the distribution of any Shares of Common Stock relating to Stock Retainer Deferred Shares in advance of the Stock Retainer Deferral Date. Any shares of Common Stock in respect of Stock Retainer Deferred Shares which shall not have been paid to the Eligible Director during his or her lifetime shall be paid to the Eligible Director's beneficiary, if any, or otherwise in accordance with Article 8 hereof.

                  (e) Shares of Common Stock in respect of Stock Retainer Deferred Shares required to be delivered in accordance with
                  Article 8 hereof shall be made in the same manner and at the same time or times as such Shares of Common Stock would have been delivered under Section 6.2(c) hereof.

                  (f) Stock Retainer Deferred Shares and the Shares of Common Stock covered by an award of Stock Retainer Deferred Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered until the Shares of Common Stock have been delivered at the end of the deferral period. The right of the Eligible Director or any other person designated pursuant to Article 8 hereof to receive shares of Common Stock covered by an award of Stock Retainer Deferred Shares shall not be accelerated.

                  (g) Any Eligible Director may decline an award of Stock Retainer Deferred Shares for any year; provided, however, that no cash compensation shall be paid in lieu thereof. Any Eligible Director who declines an award of Stock Retainer Deferred Shares must do so in writing prior to the performance of any services as an Eligible Director for the year to which such award of Stock Retainer Deferred Shares relates."


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                                       IX.

         Except as otherwise provided herein, the Plan shall remain in full force and effect.

         Executed this _____ day of December, 2002.



                                          RUSSELL CORPORATION



                                          By:  ____________________________



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